                                                  REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                       PIEDMONT NATURAL GAS COMPANY, INC.
             (Exact name of registrant as specified in its charter)

               NORTH CAROLINA                             56-0556998
       (State or other jurisdiction                    (I.R.S. Employer
    of incorporation or organization)                 Identification No.)

                                1915 REXFORD ROAD
                         CHARLOTTE, NORTH CAROLINA 28233
                                 (704) 364-3120
               (Address including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                          PIEDMONT NATURAL GAS COMPANY
                       EXECUTIVE LONG-TERM INCENTIVE PLAN
                              (Full Title of Plan)

                          MARTIN C. RUEGSEGGER, ESQUIRE
                       PIEDMONT NATURAL GAS COMPANY, INC.
                  VICE PRESIDENT, CORPORATE COUNSEL & SECRETARY
                                1915 REXFORD ROAD
                         CHARLOTTE, NORTH CAROLINA 28211
                                 (704) 364-3120
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   ----------

                         CALCULATION OF REGISTRATION FEE

=======================================================================================================
    TITLE OF              AMOUNT        PROPOSED MAXIMUM          PROPOSED MAXIMUM       AMOUNT OF
    SECURITIES TO         TO BE         OFFERING PRICE            AGGREGATE OFFERING     REGISTRATION
    BE REGISTERED         REGISTERED    PER SHARE*                PRICE*                 FEE
-------------------------------------------------------------------------------------------------------
    Common Stock,
    no par value          541,651       $25.375                   $13,744,394            $4,165
=======================================================================================================

* Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee based on the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on August 26, 1997.

================================================================================

         This Form S-8 Registration Statement covers 541,651 shares of Common Stock, no par value (the "Common Stock"), of Piedmont Natural Gas Company, Inc. (The "Company") issuable pursuant to the Company's Executive Long-Term Incentive Plan (the "Plan").

           PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents and information, which have heretofore been filed by the Company with the Commission pursuant to the 1933 Act or the 1934 Act, are incorporated by reference in this Prospectus and shall be deemed to be a part hereof:

         1. The Annual Report of the Company on Form 1O-K for the year ended October 31, 1996, filed pursuant to Section 13 of the 1934 Act.

         2. The Company's Quarterly Report on Form 10-Q for the quarter ended January 31, 1997, filed pursuant to Section 13 of the 1934 Act.

         3. The Company's Quarterly Report on Form 1O-Q for the quarter ended April 30, 1997, filed pursuant to Section 13 of the 1934 Act.

         4. The Company's Form 10-Q/A Amendment to Quarterly Report on Form 10-Q dated July 3, 1997.

         5. The description of the Common Stock of the Company in the Company's Registration Statement on Form S-3 (No. 33-56425) filed November 10, 1994.

         All documents filed by the Company with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of this Prospectus and prior to the termination of the filing of a post-effective amendment which indicates that all securities offered have been granted or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be made a part hereof from their respective dates of filing.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Certain legal matters with respect to the Plan and in connection with the issuance of Common Stock pursuant thereto have been passed upon by Martin C. Ruegsegger, Esq., 1915 Rexford Road, Charlotte, North Carolina 28211. Mr. Ruegsegger is Vice President, Corporate Counsel & Secretary of the Company and is eligible to participate in the Incentive Plan. As of August 27, 1997, Mr. Ruegsegger owned an aggregate of 196 shares of Common Stock of the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The following provisions of the North Carolina Business Corporation Act govern indemnification of officers and directors of the Company:

                  SECTION 55-8-50. POLICY STATEMENT AND DEFINITIONS.

                  (a) It is the public policy of this State to enable corporations organized under this Chapter to attract and maintain responsible, qualified directors, officers, employees and agents, and, to that end, to permit corporations organized under this Chapter to allocate the risk of personal liability of directors, officers, employees and agents through indemnification and insurance as authorized in this Part.

                  (b) Definitions in this Part:

                           (1) "Corporation" includes any domestic or foreign
                  corporation absorbed in a merger which, if its separate existence had continued, would have had the obligation or power to indemnify its directors, officers, employees, or agents, so that a person who would have been entitled to receive or request indemnification from such corporation if its separate existence had continued shall stand in the same position under this Part with respect to the surviving corporation.

                           (2) "Director" means an individual who is or was a
                  director of a corporation or an individual who, while a director of a corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. A director is considered to be serving an employee benefit plan at the corporation's request if his duties to the corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of a director.

                           (3) "Expenses" means expenses of every kind incurred
                  in defending a proceeding, including counsel fees.

                           (4) "Liability" means the obligation to pay a
                  judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

                           (4a) "Officer," "employee," or "agent" includes,
                  unless the context requires otherwise, the estate or personal representative of a person who acted in that capacity.

                           (5) "Official capacity" means (i) when used with
                  respect to a director, the office of director in a corporation; and (ii) when used with respect to an individual other than a director, as contemplated in G.S. 55-8-56, the office in a corporation held by the officer or the employment or agency relationship undertaken by the employee or agent on behalf of the corporation. "Official capacity" does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise.

                           (6) "Party" includes an individual who was, is, or is
                  threatened to be made a named defendant or respondent in a proceeding.

                           (7) "Proceeding" means any threatened, pending, or
                  completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

                  SECTION 55-8-51. AUTHORITY TO INDEMNIFY.

                  (a) Except as provided in subsection (d), a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if:

                           (1) He conducted himself in good faith; and

                           (2) He reasonably believed (i) in the case of conduct
                  in his official capacity with the corporation, that his conduct was in its best interests; and (ii) in all other cases, that his conduct was at least not opposed to its best interests; and

                           (3) In the case of any criminal proceeding, he had no
                  reasonable cause to believe his conduct was unlawful.

                  (b) A director's conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection (a)(2)(ii).

                  (c) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of no contest or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

                  (d) A corporation may not indemnify a director under this section:

                           (1) In connection with a proceeding by or in the
                  right of the corporation in which the director was adjudged liable to the corporation; or

                           (2) In connection with any other proceeding charging
                  improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

                  (e) Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation that is concluded without a final adjudication on the issue of liability is limited to reasonable expenses incurred in connection with the proceeding.

                  (f) The authorization, approval or favorable recommendation by the board of directors of a corporation of indemnification, as permitted by this section, shall not be deemed an act or corporate transaction in which a director has a conflict of interest, and no such indemnification shall be void or voidable on such ground.

                  SECTION 55-8-52. MANDATORY INDEMNIFICATION. Unless limited by its articles of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

                  SECTION 55-8-53. ADVANCE FOR EXPENSES. Expenses incurred by a director in defending a proceeding may be paid by the corporation in advance of the final disposition of such proceeding as authorized by the board of directors in the specific case or as authorized or required under any provision in the articles of incorporation or bylaws or by any applicable resolution or contract upon receipt of an undertaking by or on behalf of the director to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation against such expenses.

                  SECTION 55-8-54. COURT-ORDERED INDEMNIFICATION. Unless a corporation's articles of incorporation provide otherwise, a director of the corporation who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court after giving any notice the court considers necessary may order indemnification if it determines:

                           (1) The director is entitled to mandatory
                  indemnification under G.S. 55-8-52, in which case the court shall also order the corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification; or

                           (2) The director is fairly and reasonably entitled to
                  indemnification in view of all the relevant circumstances, whether or not he met the standard of conduct set forth in G.S. 55-8-51 or was adjudged liable as described in G.S. 55-8-51(d), but if he was adjudged so liable his indemnification is limited to reasonable expenses incurred.

                  SECTION 55-8-55. DETERMINATION AND AUTHORIZATION OF INDEMNIFICATION.

                  (a) A corporation may not indemnify a director under G.S. 55-8-51 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because he has met the standard of conduct set forth in G.S. 55-8-51.

                  (b) The determination shall be made:

                           (1) By the board of directors by majority vote of a
                  quorum consisting of directors not at the time parties to the proceeding;

                           (2) If a quorum cannot be obtained under subdivision
                  (1), by majority vote of a committee duly designated by the board of directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding;

                           (3) By special legal counsel (i) selected by the
                  board of directors or its committee in the manner prescribed in subdivision (1) or (2); or (ii) if a quorum of the board of directors cannot be obtained under subdivision (1) and a committee cannot be designated under subdivision (2), selected by majority vote of the full board of directors (in which selection directors who are parties may participate); or

                           (4) By the shareholders, but shares owned by or voted
                  under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

                  (c) Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subsection (b)(3) to select counsel.

                  SECTION 55-8-56. INDEMNIFICATION OF OFFICERS, EMPLOYEES, AND AGENTS. Unless a corporation's articles of incorporation provide otherwise:

                           (1) An officer of the corporation is entitled to
                  mandatory indemnification under G.S. 55-8-52, and is entitled to apply for the court-ordered indemnification under G.S. 55-8-54, in each case to the same extent as a director;

                           (2) The corporation may indemnify and advance
                  expenses under this Part to an officer, employee, or agent of the corporation to the same extent as to a director; and

                           (3) A corporation may also indemnify and advance
                  expenses to an officer, employee, or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

                  SECTION 55-8-57. ADDITIONAL INDEMNIFICATION AND INSURANCE.

                  (a) In addition to and separate and apart from the indemnification provided for in G.S. 55-8-51, 55-8-52, 55-8-54, 55-8-55 and 55-8-56, a corporation may in its articles of incorporation or bylaws or by contract or resolution indemnify or agree to indemnify any one or more of its directors, officers, employees, or agents against liability and expenses in any proceeding (including without limitation a proceeding brought by or on behalf of the corporation itself) arising out of their status as such or their activities in any of the foregoing capacities; provided, however, that a corporation may not indemnify or agree to indemnify a person against liability or expenses he may incur on account of his activities which were at the time taken known or believed by him to be clearly in conflict with the best interests of the corporation. A corporation may likewise and to the same extent indemnify or agree to indemnify any person who, at the request of the corporation, is or was serving as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise or as a trustee or administrator under an employee benefit plan. Any provision in any articles of incorporation, bylaw, contract, or resolution permitted under this section may include provisions for recovery from the corporation of reasonable costs, expenses, and attorneys' fees in connection with the enforcement of rights to indemnification granted therein and may further include provisions establishing reasonable procedures for determining and enforcing the rights granted therein.

                  (b) The authorization, adoption, approval, or favorable recommendation by the board of directors of a public corporation of any provision in any articles of incorporation, bylaw, contract or resolution, as permitted in this section, shall not be deemed an act of corporate transaction in which a director has a conflict of interest, and no such articles of incorporation or bylaw provision or contract or resolution shall be void or voidable on such grounds. The authorization, adoption, approval, or favorable recommendation by the board of directors of a nonpublic corporation of any provision in any articles of incorporation, bylaw, contract or resolution, as permitted in this section, which occurred prior to July 1, 1990, shall not be deemed an act or corporate transaction in which a director has a conflict of interest, and no such articles of incorporation, bylaws provision, contract or resolution shall be void or voidable on such grounds. Except as permitted in G.S. 55-8-31, no such bylaw, contract, or resolution not adopted, authorized, approved or ratified by shareholders shall be effective as to claims made or liabilities asserted against any director prior to its adoption, authorization, or approval by the board of directors.

                  (c) A corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee, or agent, whether or not the corporation would have power to indemnify him against the same liability under any provision of this Chapter.

                  SECTION 55-8-58. APPLICATION OF PART.

                  (a) If articles of incorporation limit indemnification or advance for expenses, indemnification and advance for expenses are valid only to the extent consistent with the articles.

                  (b) This Part does not limit a corporation's power to pay or reimburse expenses incurred by a director in connection with his appearance as a witness in a proceeding at a time when he has not been made a named defendant or respondent to the proceeding.

                  (c) This Part shall not affect rights or liabilities arising out of acts or omissions occurring before July 1, 1990.

         The Company's By-Laws provide that the Company shall indemnify and hold harmless its directors and officers who are also directors or who are designated by the Board from time to time as indemnified officers ("indemnified officers") against any obligation to pay any judgment, settlement, penalty, fine (including any excise tax assessed with respect to an employee benefit plan) and reasonable expenses, including but not limited to attorneys' fees of opposing parties ("Liabilities") and for any expenses incurred with respect to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, whether formal or informal, and any appeal therein (and any inquiry or investigation that could lead to such a proceeding) (a "Proceeding"), including any Proceeding brought by or on behalf of the Company itself, arising out of their status as directors or officers of the Company. The Company shall also indemnify its directors and indemnified officers for their service at the Company's request as a director, officer, partner, trustee, employee or agent or another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The Company shall not, however, indemnify a director or indemnified officer against Liabilities or expenses incurred on account of activities of such person that at the time taken were known or believed by him or her, or a reasonable person would have or should have known, to be clearly in conflict with the best interests of the Company. The By-Laws further provide that the Company shall indemnify each director and indemnified officer for his or her reasonable costs, expenses and attorneys' fees incurred in connection with the enforcement of the rights to indemnification granted therein, if it is determined that such director or indemnified officer is entitled to indemnification thereunder.

         The Company's Articles of Incorporation, as amended, contain the following provisions:

                  ARTICLE 8: A director of the Corporation shall not be personally liable to the Corporation or any of its shareholders for monetary damages for any breach of duty as a director, except for liability with respect to (i) acts or omissions not made in good faith that the director at the time of such breach knew or believed were in conflict with the best interests of the Corporation, (ii) any liability under N.C.G.S. sec. 55-8-33 (liability for unlawful distributions),
         (iii) any transaction from which such director derived an improper personal benefit, or (iv) acts or omissions occurring prior to the date on which this Article 8 became effective. As used herein, the term, "improper personal benefit" does not include a director's compensation or other incidental benefit for or on account of service as a director, officer, employee, independent contractor, attorney or consultant of the Corporation. If the North Carolina General Statutes are amended after approval by the Corporation's shareholders of this Article 8 to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the North Carolina General Statutes, as so amended. No amendment or repeal of the provisions of this Article 8 shall apply to or have an effect on the liability or alleged liability of any director of the Corporation for or with respect to any act or failure to act on the part of such director occurring prior to such amendment or repeal. The provisions of this Article 8 shall not be deemed to limit or preclude indemnification of a director by the Corporation for any liability which has not been eliminated by the provisions of this
         Article 8.

         The Company has obtained and maintains a policy for directors' and officers' liability insurance. The policy is designed to protect the Company in the event it is required to pay any amounts to its directors and officers as indemnification against loss arising from certain civil claims, including certain claims under the 1933 Act, which might be made against its directors and officers by reason of any alleged "breach of duty," neglect, error, misstatement, misleading statement, omission or other act done or wrongfully attempted, while acting in their respective capacities as directors or officers of the Company.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8. EXHIBITS.

                                INDEX TO EXHIBITS

         The Exhibits to this Form S-8 are listed in the accompanying Index to Exhibits.

ITEM 9.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         A. Post-Effective Amendments

         (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement;

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement;

         provided, however, that the undertakings set forth in paragraphs (1)(i) and (1)(ii) above do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (2) That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment of any of the securities being registered which remain unsold at the termination of the offering.

         B. Filings Incorporating Subsequent Documents by Reference

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Indemnification

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 6 above or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on the 27th day of August, 1997.

                                      PIEDMONT NATURAL GAS COMPANY, INC.

                                      By: /s/  JOHN H. MAXHEIM
                                          ---------------------------------
                                               John H. Maxheim
                                            Chairman of the Board,
                                      President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


              SIGNATURES                           TITLE                             DATE
              ----------                           -----                             ----

        /s/  JOHN H. MAXHEIM            Director, Chairman of the Board,
-------------------------------------   President and Chief Executive Officer   August 27, 1997
             John H. Maxheim

       /s/  DAVID J. DZURICKY           Senior Vice President - Finance
-------------------------------------   (Principal Financial Officer)           August 27, 1997
            David J. Dzuricky

        /s/  BARRY L. GUY               Vice President and Controller
-------------------------------------   (Principal Accounting Officer)          August 27, 1997
             Barry L. Guy

         By their signature, each of the following persons authorizes David J. Dzuricky with full power of substitution, to execute in their name and on their behalf, and to file any amendments (including, without limitations, post-effective amendments) to this Registration Statement necessary or advisable in the opinion of any of them to enable the Company to comply with the Securities Act, and any rules, regulations and requirements of the commission thereunder, in connection with the registration of the additional securities which are the subject of this Registration Statement.


              SIGNATURES                           TITLE                             DATE
              ----------                           -----                             ----

           JERRY W. AMOS*               Director                                August 27, 1997
-------------------------------------
           Jerry W. Amos

          C. M. BUTLER III*             Director                                August 27, 1997
-------------------------------------
          C.M. Butler III

         SAM J. DIGIOVANNI*             Director                                August 27, 1997
-------------------------------------
         Sam J. DiGiovanni

          JOHN W. HARRIS*               Director                                August 27, 1997
-------------------------------------
          John W. Harris

          MURIEL W. HELMS*              Director                                August 27, 1997
-------------------------------------
          Muriel W. Helms

          JOHN F. MCNAIR III*           Director                                August 27, 1997
-------------------------------------
          John F. McNair III

          NED R. MCWHERTER*             Director                                August 27, 1997
-------------------------------------
          Ned R. McWherter

    WALTER S. MONTGOMERY, JR.*          Director                                August 27, 1997
-------------------------------------
    Walter S. Montgomery, Jr.

      DONALD S. RUSSELL, JR.*           Director                                August 27, 1997
-------------------------------------
      Donald S. Russell, Jr.

       JOHN E. SIMKINS, JR.*            Director                                August 27, 1997
-------------------------------------
       John E. Simkins, Jr.


*By: /s/  DAVID J. DZURICKY
-------------------------------------
          David J. Dzuricky
          (Attorney-in-Fact)


EXHIBIT NO.   DESCRIPTION
-----------   -----------

      5       OPINION OF COUNSEL

     23.1 CONSENT OF MARTIN C. RUEGSEGGER, ESQ. CONTAINED IN THE OPINION, FILED AS EXHIBIT 5 HERETO

     23.2     INDEPENDENT AUDITORS' CONSENT

     24.1     POWERS OF ATTORNEY

     99.1     PIEDMONT NATURAL GAS COMPANY EXECUTIVE LONG-TERM INCENTIVE PLAN